Exhibit 99.1

For Release
October 23, 2013
1:00 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Third Quarter 2013
Revenues up 15.4 percent Year-over-Year
EPS & Adjusted EBITDA above Estimates
Revenues from IT Segments up 19.1 percent Year-over-Year

CALABASAS, Calif., October 23, 2013 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended September 30, 2013.

Third Quarter Highlights

•	Revenues were $432.2 million, up 15.4 percent year-over-year and 3.4 percent sequentially.

•	Gross margin was 30.2 percent, up from 29.8 percent in the preceding quarter.

•	Income from continuing operations was $20.2 million ($0.37 per diluted share), up from $14.7 million ($0.28 per diluted share) in the third quarter of 2012.

•	Adjusted income from continuing operations (a non-GAAP measure set forth in the table below) was $28.5 million ($0.52 per diluted share).

•	Adjusted EBITDA (a non-GAAP measure defined below) was $48.8 million, up from $43.8 million in third quarter of 2012.

•	Percentage of gross profit converted into Adjusted EBITDA was 37.4 percent, up from 35.5 percent in second quarter of 2013.

•	Leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) was 2.16 to 1, down from 2.88 to 1 at December 31, 2012.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “We reported a very strong quarter. Revenues, gross margin, EPS and Adjusted EBITDA were at or above the high-end of our estimates. We continued to improve our operating leverage as evidenced by the percentage of gross profit converted into Adjusted EBITDA. Our conversion of gross profit into Adjusted EBITDA for the quarter was 37.4 percent, up from 35.5 percent in the second quarter of 2013.”

“Our strong revenue growth for the quarter was mainly driven by our IT businesses, Apex Systems and Oxford, which account for approximately 80 percent of our operations. Revenues from our IT businesses grew 19.1 percent year-over-year and 3.4 percent sequentially. In that sector of the market, we are the second largest provider of staffing services and we continue to grow faster than the overall market reflecting the benefit of our scale and operating models. We also continue to believe we are benefiting from a shift in spending toward IT staffing and away from other IT services delivery models, such as consulting and offshoring, as CIOs continue to focus sharply on project flexibility and accountability and cost control.”

“Revenues of our non-IT businesses (Life Sciences, Physician & Healthcare), which combined account for approximately 20 percent of our operations, were up 2.5 percent year-over-year and 3.4 percent sequentially. The growth of these businesses, except for the Physician segment, was in line with our estimates. The Physician business was down 4.6 percent year-over-year and below our revenue estimate for the quarter by $1.5 million, due to a less than robust hospital admissions environment. Our Life Sciences and Healthcare segments continue to improve and both reported revenue growth of 5.4 percent sequentially.”

Third Quarter 2013 Results

Revenues for the quarter were $432.2 million, up 15.4 percent year-over-year and 3.4 percent sequentially. Our Information Technology businesses (Apex Systems and Oxford), which grew 19.1 percent year-over-year and 3.4 percent sequentially, accounted for 96 percent of the revenue growth in the quarter. Our non-Information Technology segments (Life Sciences, Physician and Healthcare), were up 2.5 percent year-over-year and 3.4 percent sequentially.

Gross profit was $130.6 million, up 13.0 percent year-over-year and up 4.9 percent sequentially. This improvement was primarily due to growth in revenues. Gross margin for the quarter was 30.2 percent, down from 30.9 percent in the third quarter of 2012 and up from 29.8 percent in the second quarter of 2013. The year-over-year compression in gross margin was mainly attributable to a lower mix of permanent placement revenues (1.7 percent of revenues for the quarter compared with 2.0 percent in the third quarter of 2012), a higher mix for revenues from Apex Systems, which has a lower gross margin than the other operating segments, and higher growth of lower-margin services. The sequential expansion in gross margin was primarily due to an increase in the mix of permanent placement revenues which was 1.7 percent of revenues for the quarter, up from 1.5 percent in the second quarter of 2013.

Selling, general and administrative expenses (“SG&A”) were $88.5 million, up from $77.4 million in the third quarter of 2012. This increase due to incentive compensation related to the incremental increase in gross profit and infrastructure investments to support the growth of the business. SG&A for the quarter included a $1.0 million benefit for the reduction of an earn-out obligation (a $1.0 million reduction in an earn-out obligation was also included in the third quarter of 2012) and charges totaling $0.7 million for certain non-recurring expenses.

Amortization of intangible assets was $5.2 million, compared with $6.7 million in the third quarter of 2012.

Interest expense for the quarter was $3.3 million compared with $6.0 million in the third quarter of 2012. Interest expense for the quarter was comprised of interest on the credit facility of $3.0 million and amortization of capitalized loan costs of $0.3 million.

The effective income tax rate for the quarter was 39.9 percent compared with 42.5 percent for the third quarter of 2012. The improvement in the effective tax rate for the quarter benefited from the $1.0 million reduction in an earn-out obligation, which is not taxable and higher growth in income before income taxes than the growth in permanent book-to-tax differences.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets plus equity-based compensation expense, impairment charges, acquisition-related costs and fees and expenses of the outside consulting firm assisting with our strategic planning initiatives), was $48.8 million, up from $43.8 million for the third quarter of 2012.

Income from continuing operations was $20.2 million ($0.37 per diluted share) compared with $14.7 million ($0.28 per diluted share) for the third quarter of 2012.

Net income, which is comprised of income from continuing operations and the income (loss) from discontinued operations, was $20.2 million ($0.37 per diluted share) compared with $15.5 million ($0.29 per diluted share) in the third quarter of 2012. Net income for the quarter included (i) acquisition-related costs and strategic planning expenses of $0.5 million ($0.3 million, or $0.01 per diluted share, after tax) and (iii) a $0.1 million loss from discontinued operations.

Financial Estimates for Q4 2013

On Assignment is providing below financial estimates from continuing operations for the fourth quarter of 2013. These estimates do not include acquisition-related costs and strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves.

•	Revenues of $429 million to $433 million

•	Gross Margin of 29.8 percent to 30.1 percent

•	SG&A (excludes amortization of intangible assets) of $90.0 to $91.0 million (includes $2.4 million in depreciation and $3.9 million in equity-based compensation expense)

•	Amortization of intangible assets of $5.2 million

•	Adjusted EBITDA of $44 million to $46 million

•	Effective tax rate of 41.5 percent

•	Adjusted Income from Continuing Operations of $25.1 million to $26.3 million

•	Adjusted Income from Continuing Operations per diluted share of $0.46 to $0.48

•	Income from Continuing Operations of $17.1 million to $18.3 million

•	Income from Continuing Operations per diluted share of $0.31 to $0.33

•	Diluted shares outstanding of 54.7 million

These estimates reflect normal seasonality in the business. The estimates assume year-over-year revenue growth of approximately mid-to high teens for IT segments (Apex Systems and Oxford), mid-single digit for Life Sciences, low single digit decline for Physician Staffing and modest growth in Allied Healthcare. The above estimates assume billable days of 61.4 for the quarter, which are 2.3 fewer days than the preceding quarter. The fewer billable days in the fourth quarter results in a sequential decrease in revenues of approximately $15.6 million based on the average revenues per billable day in the third quarter of 2013.

Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EDT to review its third quarter financial results. The dial-in number is 800-230-1766 (+1-612-332-0107 for callers outside the United States) and the conference ID number is 305264. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 7:30 p.m. EDT and ending at midnight EST on Friday, November 22, 2013. The access number for the replay is 800-475-6701 (+1-320-365-3844 for callers outside the United States) and the conference ID number 305264.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. (NYSE: ASGN), is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The Company, which is headquartered in Calabasas, California, operates through a network of approximately 130 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures
Statements in this release and the Supplemental Financial Information accompanying include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan fees, acquisition related costs and strategic planning costs) and Non-GAAP Income from Continuing Operations (Income from continuing operations, plus acquisition related expenses, deferred financing fees written-off and strategic planning costs, net of tax) and Adjusted Income from Continuing Operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2013. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 18, 2013, our report on Form 8-K filed with the SEC on June 13, 2013, and our Forms 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013 as filed with the SEC on May 9, 2013 and August 2, 2013, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012 (1)	2013	2013	2012(1)

Revenues	$432,171	$374,511	$417,923	$1,239,287	$797,134
Cost of services	301,555	258,880	293,356	870,830	544,217
Gross profit	130,616	115,631	124,567	368,457	252,917
Selling, general and administrative expenses	88,529	77,424	86,454	259,144	185,342
Amortization of intangible assets	5,199	6,679	5,275	15,853	11,197
Operating income	36,888	31,528	32,838	93,460	56,378
Interest expense, net	(3,257)	(6,022)	(4,198)	(12,786)	(10,680)
Write-off of loan costs	—	—	(14,958)	(14,958)	(813)
Income before income taxes	33,631	25,506	13,682	65,716	44,885
Provision for income taxes	13,422	10,850	5,860	27,075	19,105
Income from continuing operations	20,209	14,656	7,822	38,641	25,780
Gain on sale of discontinued operations, net of tax	—	—	—	14,412	—
Income (loss) from discontinued operations, net of tax	(59)	847	(483)	(951)	2,668
Net income	$20,150	$15,503	$7,339	$52,102	$28,448

Basic earnings per common share:
Income from continuing operations	$0.38	$0.28	$0.15	$0.72	$0.58
Income (loss) from discontinued operations	—	0.02	(0.01)	0.26	0.06
	$0.38	$0.30	$0.14	$0.98	$0.64

Diluted earnings per common share:
Income from continuing operations	$0.37	$0.28	$0.14	$0.71	$0.56
Income from discontinued operations	—	0.01	—	0.25	0.06
	$0.37	$0.29	$0.14	$0.96	$0.62

Number of shares and share equivalents used to calculate earnings per share:
Basic	53,620	52,131	53,378	53,350	44,777
Diluted	54,624	53,162	54,327	54,394	45,807

(1) Amounts differ from the previously reported numbers on our Form 10-Q for the period ended September 30, 2012, due to the retrospective adjustment of amortization of the identifiable intangible assets of Apex purchase price allocation, and the retrospective presentation of discontinued operations related to the sale of Nurse Travel during 2013.

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Revenues:
Technology –
Apex	$246,369	$202,664	$233,446	$692,543	$301,167
Oxford	100,005	88,104	101,474	296,741	254,970
	346,374	290,768	334,920	989,284	556,137

Life Sciences	44,124	40,646	41,877	126,474	122,506
Physician	26,223	27,479	26,466	78,991	76,607
Healthcare	15,450	15,618	14,660	44,538	41,884
	$432,171	$374,511	$417,923	$1,239,287	$797,134

Gross profit:
Technology –
Apex	$69,448	$56,934	$63,896	$188,963	$83,917
Oxford	34,660	31,250	34,506	101,316	90,266
	104,108	88,184	98,402	290,279	174,183

Life Sciences	14,306	14,002	13,838	41,528	41,649
Physician	7,382	8,370	7,640	22,505	23,587
Healthcare	4,820	5,075	4,687	14,145	13,498
	$130,616	$115,631	$124,567	$368,457	$252,917

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Cash (used in) provided by operations	$43,621	$23,531	$26,752	$73,948	$14,639
Capital expenditures	$4,965	$3,712	$4,543	$12,293	$10,883

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	September 30,	June 30,
	2013	2013
Cash and cash equivalents	$45,077	$14,111
Accounts receivable, net	267,231	266,567
Goodwill and intangible assets, net	744,622	748,744
Total assets	1,118,482	1,089,033
Current portion of long-term debt	10,000	10,250
Total current liabilities	139,065	127,077
Working capital	193,256	174,844
Long-term debt	347,813	359,063
Other long-term liabilities	28,598	28,694
Stockholders’ equity	603,006	574,199

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2013		2012 (1)		June 30, 2013
Net income	$20,150	$0.37	$15,503	$0.29	$7,339	$0.14
Income (loss) from discontinued operations, net of tax	(59)	—	847	0.01	(483)	—
Income from continuing operations	20,209	0.37	14,656	0.28	7,822	0.14
Interest expense, net	3,257	0.05	6,022	0.11	4,198	0.08
Write-off of loan costs	—	—	—	—	14,958	0.27
Provision for income taxes	13,422	0.25	10,850	0.20	5,860	0.11
Depreciation	2,026	0.04	1,796	0.03	1,914	0.04
Amortization of intangibles	5,199	0.10	6,679	0.13	5,275	0.10
EBITDA	44,113	0.81	40,003	0.75	40,027	0.74
Equity-based compensation	4,201	0.08	3,059	0.06	3,486	0.06
Acquisition-related costs	264	—	784	0.01	251	—
Strategic planning costs	248	—	—	—	405	0.01
Adjusted EBITDA	$48,826	$0.89	$43,846	$0.82	$44,169	$0.81

Weighted average common and common equivalent shares outstanding (diluted)	54,624		53,162		54,327

	Nine Months Ended September 30,
	2013		2012 (1)
Net income	$52,102	$0.96	$28,448	$0.62
Income (loss) from discontinued operations, net of tax	13,461	0.25	2,668	0.06
Income from continuing operations	38,641	0.71	25,780	0.56
Interest expense, net	12,786	0.24	10,680	0.24
Write-off of loan costs	14,958	0.27	813	0.02
Provision for income taxes	27,075	0.50	19,105	0.42
Depreciation	5,795	0.11	4,766	0.10
Amortization of intangibles	15,853	0.29	11,197	0.24
EBITDA	115,108	2.12	72,341	1.58
Equity-based compensation	10,237	0.19	6,518	0.15
Acquisition-related costs	676	0.01	9,838	0.21
Strategic planning costs	1,110	0.02	—	—
Adjusted EBITDA	$127,131	$2.34	$88,697	$1.94

Weighted average common and common equivalent shares outstanding (diluted)	54,394		45,807

RECONCILIATION OF GAAP INCOME AND EPS TO NON-GAAP INCOME AND EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30,				June 30,
	2013		2012 (1)		2013
Net income	$20,150	$0.37	$15,503	$0.29	$7,339	$0.14
Income (loss) from discontinued operations, net of tax	(59)	—	847	0.01	(483)	—
Income from continuing operations	20,209	0.37	14,656	0.28	7,822	0.14
Write-off of loan costs related to refinancing, net of income taxes	—	—	—	—	9,181	0.17
Acquisition-related costs, net of income taxes	159	0.01	649	0.01	143	—
Strategic planning expenses, net of income taxes	152	—	—	—	249	0.01
Non-GAAP income from continuing operations	$20,520	$0.38	$15,305	$0.29	$17,395	$0.32

Weighted average common and common equivalent shares outstanding (diluted)	54,624		53,162		54,327

	Nine Months Ended September 30,
	2013		2012 (1)
Net income	$52,102	$0.96	$28,448	$0.62
Income (loss) from discontinued operations, net of tax	13,461	0.25	2,668	0.06
Income from continuing operations	38,641	0.71	25,780	0.56
Write-off of loan costs related to refinancing, net of income taxes	9,181	0.17	701	0.02
Acquisition-related costs, net of income taxes	395	0.01	5,888	0.13
Strategic planning expenses, net of income taxes	682	0.01	—	—
Non-GAAP income from continuing operations	$48,899	$0.90	$32,369	$0.71

Weighted average common and common equivalent shares outstanding (diluted)	54,394		45,807

CALCULATION OF ADJUSTED EARNINGS PER SHARE (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended	Nine Months Ended
	September 30, 2013
Non-GAAP income from continuing operations (1)	$20,520	$48,899
Adjustments:
Amortization of intangible assets (2)	5,199	15,853
Cash tax savings on indefinite-lived intangible assets (3)	3,850	11,550
Excess of capital expenditures over depreciation, net of tax (4)	(1,050)	(3,150)
Income from Continuing Operations - As Adjusted	$28,519	$73,152

Earnings per Diluted Share from Continuing Operations-- As Adjusted	$0.52	$1.34

Weighted average common and common equivalent shares outstanding (diluted)	54,624	54,394

(1)
Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes the write-off of loan costs related to refinancing of the credit facility, acquisition-related cost and strategic planning expenses.

(2)	Amortization of identifiable intangible assets of acquired businesses.

(3)
Cash tax savings on indefinite-lived intangible assets (goodwill and trademarks related to acquisition of Apex Systems, Oxford and HealthCare Partners) that are amortized and deductible in the determination of income taxes, but not amortized for financial reporting purposes. These assets total $593.1 million and are amortized (and deducted) for income tax purposes on a straight-line basis over 15 years. The annual income tax deduction is $39.5 million and the annual after-tax cash savings are approximately $15.4 million, assuming an estimated marginal combined federal and state income tax rate of 39 percent.

(4)
Excess capital expenditures over depreciation is equal to one-quarter of the estimated full year difference between capital expenditures (full year estimate of $15.9 million) less depreciation (full year estimate of $9.0 million), tax affected using an estimated marginal combined federal and state tax rate of 39 percent.

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS (Unaudited)
(Dollars in thousands)

	Technology
	Apex	Oxford	Total	Life Sciences	Physician	Healthcare	Consolidated
Revenues:
Q3 2013	$246,369	$100,005	$346,374	$44,124	$26,223	$15,450	$432,171
Q2 2013	$233,446	$101,474	$334,920	$41,877	$26,466	$14,660	$417,923
% Sequential change	5.5%	(1.4)%	3.4%	5.4%	(0.9)%	5.4%	3.4%
Q3 2012	$202,664	$88,104	$290,768	$40,646	$27,479	$15,618	$374,511
% Year-over-year change	21.6%	13.5%	19.1%	8.6%	(4.6)%	(1.1)%	15.4%

Gross margins:
Q3 2013	28.2%	34.7%	30.1%	32.4%	28.2%	31.2%	30.2%
Q2 2013	27.4%	34.0%	29.4%	33.0%	28.9%	32.0%	29.8%
Q3 2012	28.1%	35.5%	30.3%	34.4%	30.5%	32.5%	30.9%

Average number of staffing consultants:
Q3 2013	694	548	1,242	181	93	96	1,612
Q2 2013	679	540	1,219	182	100	97	1,598
Q3 2012	650	512	1,162	166	103	83	1,514

	Technology
	Apex	Oxford	Total	Life Sciences	Physician	Healthcare	Consolidated
Average number of customers:
Q3 2013	586	664	1,250	933	188	512	2,883
Q2 2013	588	679	1,267	916	177	491	2,851
Q3 2012	607	650	1,257	928	194	529	2,908

Top 10 customers as a percentage of revenue:
Q3 2013	35.1%	18.5%	25.0%	24.8%	21.4%	30.1%	20.0%
Q2 2013	34.1%	20.4%	24.1%	25.1%	22.3%	28.8%	19.3%
Q3 2012	33.2%	15.5%	23.5%	22.6%	19.2%	29.4%	18.3%

Average bill rate:
Q3 2013	$60.40	$122.70	$70.00	$33.71	$182.71	$36.64	$63.56
Q2 2013	$60.78	$123.43	$71.23	$34.28	$183.95	$37.14	$64.80
Q3 2012	$59.10	$120.16	$69.43	$35.21	$181.59	$37.15	$63.39

Gross profit per staffing consultant:
Q3 2013	$100,000	$63,000	$84,000	$79,000	$79,000	$50,000	$81,000
Q2 2013	$94,000	$64,000	$81,000	$76,000	$77,000	$48,000	$78,000
Q3 2012	$88,000	$61,000	$76,000	$84,000	$82,000	$61,000	$76,000

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	September 30, 2013	June 30, 2013
Percentage of revenues:
Top ten clients	20.0%	19.3%
Direct hire/conversion	1.7%	1.5%

Bill rate:
% Sequential change	(1.9%)	0.9%
% Year-over-year change	0.3%	—%

Bill/Pay spread:
% Sequential change	(1.6%)	1.0%
% Year-over-year change	(0.3%)	(3.3%)

Average headcount:
Contract professionals (CP)	12,586	11,961
Staffing consultants (SC)	1,612	1,598

Productivity:
Gross profit per SC	$81,000	$78,000